                                                                       EXHIBIT D

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                     FOR THE QUARTER ENDED DECEMBER 31, 2004
                                 (IN THOUSANDS)



                                             BEGINNING      INCOME                    LOSS ON
                                              BALANCE        FROM     INCOME FROM   DISPOSAL OF   EXTRAORDINARY
                                             SEPTEMBER    CONTINUING  DISCONTINUED  DISCONTINUED      LOSS
                                             30, 2004     OPERATIONS   OPERATIONS    OPERATIONS     (TRUE-UP)     DIVIDENDS
                                            -----------   ----------  ------------  -----------   -------------  -----------
SHAREHOLDERS' EQUITY
   Common stock                             $     3,078   $       --  $         --  $        --    $        --   $        --
   Additional paid-in capital                 2,888,485           --            --           --             --            --
   Retained earnings (deficit)               (1,797,041)     162,911        40,651      (19,589)       (83,718)      (30,785)
   Net deferred loss from cash flow hedges      (79,309)          --            --           --             --            --
   Benefits - minimum liability adjustment     (375,627)          --            --           --             --            --
                                            -----------   ----------  ------------  -----------    -----------   -----------

     TOTAL SHAREHOLDERS' EQUITY             $   639,586   $  162,911  $     40,651  $   (19,589)   $   (83,718)  $   (30,785)
                                            ===========   ==========  ============  ===========    ===========   ===========


                                                                          OTHER
                                             NET DEFERRED               CHANGES IN      ENDING
                                              LOSS FROM     MINIMUM       STOCK-       BALANCE
                                              CASH FLOW    LIABILITY    ISSUANCES      DECEMBER
                                               HEDGES      ADJUSTMENT   OF STOCK       31, 2004
                                             -----------  -----------  ------------  -----------
SHAREHOLDERS' EQUITY
   Common stock                              $        --  $        --  $         2   $     3,080
   Additional paid-in capital                         --           --        2,850     2,891,335
   Retained earnings (deficit)                        --           --           --    (1,727,571)
   Net deferred loss from cash flow hedges        27,559           --           --       (51,750)
   Benefits - minimum liability adjustment            --      366,035           --        (9,592)
                                             -----------  -----------  -----------   -----------

     TOTAL SHAREHOLDERS' EQUITY              $    27,559  $   366,035  $     2,852   $ 1,105,502
                                             ===========  ===========  ===========   ===========


                                                                       EXHIBIT D

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                     FOR THE QUARTER ENDED DECEMBER 31, 2004
                                 (IN THOUSANDS)


                                 BEGINNING        INCOME                                                          ENDING
                                  BALANCE         BEFORE       EXTRAORDINARY                                     BALANCE
                                 SEPTEMBER     EXTRAORDINARY       LOSS         CONTRIBUTION                     DECEMBER
                                  30, 2004         LOSS          (TRUE-UP)      FROM PARENT       OTHER          31, 2004
                                 ----------    -------------   -------------    ------------   ------------    ------------
MEMBER'S EQUITY
   Common stock                  $        1    $          --   $          --    $         --   $         --    $          1
   Paid-in capital                2,190,111               --              --         112,686        (24,707)      2,278,090
   Retained earnings (deficit)     (334,075)         173,196         (83,718)             --             --        (244,597)
                                 ----------    -------------   -------------    ------------   ------------    ------------
     TOTAL MEMBER'S EQUITY       $1,856,037    $     173,196   $     (83,718)   $    112,686   $    (24,707)   $  2,033,494
                                 ==========    =============   =============    ============   ============    ============

                                                                       EXHIBIT D

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                     FOR THE QUARTER ENDED DECEMBER 31, 2004
                                 (IN THOUSANDS)


                                              BEGINNING                                                                   ENDING
                                               BALANCE                       OTHER                                        BALANCE
                                              SEPTEMBER                  COMPREHENSIVE    CONTRIBUTION                    DECEMBER
                                               30, 2004     NET INCOME       LOSS         FROM PARENT        OTHER        31, 2004
                                            -------------   ----------   -------------    ------------   ------------   ------------
STOCKHOLDER'S EQUITY
   Common stock                             $           1   $       --   $          --    $         --   $         --   $          1
   Paid-in capital                              1,985,273           --              --         170,832         75,801      2,231,906
   Retained earnings                              243,890       61,401              --                                       305,291
   Accumulated other comprehensive income          54,449           --         (52,500)                                        1,949
                                            -------------   ----------   -------------    ------------   ------------   ------------
       TOTAL STOCKHOLDER'S EQUITY           $   2,283,613   $   61,401   $     (52,500)   $    170,832   $     75,801   $  2,539,147
                                            =============   ==========   =============    ============   ============   ============